Exhibit 99.1

Riverbed Technology Reports

Second Quarter 2009 Financial Results

•	Revenue increases 12% over prior year

•	Cumulative customer count exceeds 6,500

•	$269 million in cash and marketable securities and no debt

SAN FRANCISCO, CA – July 23, 2009 – Riverbed Technology (NASDAQ: RVBD), the IT infrastructure performance company for networks, applications and storage, today reported financial results for its second quarter ended June 30, 2009 (Q2’09).

Total GAAP revenue for Q2’09 was $91.0 million, an increase of 12% from $81.6 million of GAAP revenue reported in the second quarter of fiscal year 2008 (Q2’08). The GAAP net loss for Q2’09 was $290,000, or $0.00 per diluted share. This compares to a GAAP net loss of $869,000, or $0.01 per diluted share, in Q2’08.

Non-GAAP revenue for Q2’09 was $91.6 million, an increase of 12% from $81.6 million of revenue reported in Q2’08. Non-GAAP net income for Q2’09 was $10.3 million, or $0.14 per diluted share, as compared to non-GAAP net income for Q2’08 of $9.9 million, or $0.13 per diluted share.

“ Riverbed has continued to deliver revenue growth in a persistently challenging global economic environment, and the second quarter marks our 14th consecutive quarter of year-over-year top line expansion,” said Jerry M. Kennelly, Riverbed® president and CEO. “We experienced another strong quarter of new customer additions, ending the second quarter with more than 6,500 customers. As we look forward, we believe that Riverbed is well positioned to capture the full opportunity of the WAN optimization market. Our competitive position remains strong, our pipeline is healthy, and we are targeting revenue and profit growth in the third quarter.”

Q2’09 Financial Highlights

•	Revenue increased 12% year-over-year

•	Non-GAAP gross margins increased to 76.1%

•	Non-GAAP operating profit increased 11% year over year

•	Deferred revenue increased to $70 million

•	Cash, cash equivalents, and marketable securities of $269 million and no debt

Q2’09 Business Highlights

•

Identified as both the WAN optimization controller (WOC) Advanced Platform and WOC worldwide market share leader for Q1’09 based on revenue in the Gartner report, “Market Share: Application Acceleration Equipment, Worldwide, Q1’09”

•	Positioned by Gartner in the leaders quadrant in the “Magic Quadrant for WAN Optimization Controllers 2009”

•	Introduced Cascade 8.3, providing ‘out-of-the-box’ WAN optimization intelligence, with an enhanced level of automation, ease-of-use, and consolidated enterprise visibility

•

Partnered with Check Point Software Technologies to offer Check Point Security Gateway R70 ™ on the Riverbed Services Platform, providing customers a comprehensive set of centrally managed security protections

•

Partnered with Websense to deliver Websense Web Security on the Riverbed Services Platform, enabling organizations to consolidate WAN and Web security deployments, making their IT infrastructure faster, less expensive, and more secure

•	Extended relationship with Microsoft and will support Microsoft Windows Server 2008 R2 and BranchCache on the Riverbed Services Platform

•	Awarded the 2009 STAR Award for Best Practices in Emerging Company Support by the Service & Support Professionals Association

Conference Call

Riverbed will host a conference call today, July 23, 2009, at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss its second quarter fiscal year 2009 results and outlook for the third quarter of 2009. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to revenue and profit growth in the third quarter, the expected demand for Riverbed’s products and services and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed for the quarter ended March 31, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of our deferred support revenue was reduced by approximately $2.0 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and stock-based payroll expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition of Mazu and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

About the Magic Quadrant

The Magic Quadrant is copyrighted 2009 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

###

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenue:
Product	$60,314	$62,607	$120,779	$120,336
Support and services	30,673	18,985	58,419	34,238

Total revenue	90,987	81,592	179,198	154,574

Cost of revenue:
Cost of product	14,389	14,564	28,794	28,500
Cost of support and services	9,466	6,967	17,975	12,977

Total cost of revenue	23,855	21,531	46,769	41,477

Gross profit	67,132	60,061	132,429	113,097

Operating expenses:
Sales and marketing	42,025	34,930	82,811	66,137
Research and development	17,028	15,088	33,066	28,696
General and administrative	9,092	10,133	18,085	19,506
Acquisition-related costs	(2,959)	—	(1,439)	—

Total operating expenses	65,186	60,151	132,523	114,339

Operating income (loss)	1,946	(90)	(94)	(1,242)

Other income, net	45	1,472	683	3,772

Income before provision for income taxes	1,991	1,382	589	2,530
Provision (benefit) for income taxes	2,281	2,251	(95)	2,761

Net income (loss)	$(290)	$(869)	$684	$(231)

Net income (loss) per share, basic	$—	$(0.01)	$0.01	$—
Net income (loss) per share, diluted	$—	$(0.01)	$0.01	$—

Shares used in computing basic net income (loss) per share	69,007	71,143	68,868	70,870
Shares used in computing diluted net income (loss) per share	69,007	71,143	70,576	70,870

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30,	March 31,	June 30,	June 30,

	2009	2009	2008	2009	2008
Reconciliation of Total Revenue:
U.S. GAAP as reported	$90,987	$88,211	$81,592	$179,198	$154,574
Adjustments:
Deferred revenue adjustment (5)	658	316	—	974	—

As Adjusted	$91,645	$88,527	$81,592	$180,172	$154,574

Reconciliation of Gross Profit:
U.S. GAAP as reported	$67,132	$65,297	$60,061	$132,429	$113,097
Adjustments:
Stock-based compensation (1)	1,237	1,118	1,356	2,355	2,422
Payroll taxes on option exercises (2)	17	—	5	17	5
Amortization on intangibles (3)	740	326	—	1,066	—
Deferred revenue adjustment (5)	658	316	—	974	—

As Adjusted	$69,784	$67,057	$61,422	$136,841	$115,524

Reconciliation of Gross Margin:
U.S. GAAP as reported	73.8%	74.0%	73.6%	73.9%	73.2%
Adjustments:
Stock-based compensation (1)	1.4%	1.3%	1.7%	1.3%	1.5%
Amortization on intangibles (3)	0.8%	0.4%	0.0%	0.6%	0.0%
Deferred revenue adjustment (5)	0.1%	0.0%	0.0%	0.2%	0.0%

As Adjusted	76.1%	75.7%	75.3%	76.0%	74.7%

Reconciliation of Operating Income (Loss):
U.S. GAAP as reported	$1,946	$(2,040)	$(90)	$(94)	$(1,242)
Adjustments:
Stock-based compensation (1)	13,738	12,782	13,918	26,520	25,126
Payroll taxes on option exercises (2)	252	26	44	278	105
Amortization on intangibles (3)	1,195	526	—	1,721	—
Acquisition-related costs (4)	(2,459)	1,887	—	(572)	—
Deferred revenue adjustment (5)	658	316	—	974	—

As Adjusted	$15,330	$13,497	$13,872	$28,827	$23,989

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$(290)	$974	$(869)	$684	$(231)
Adjustments:
Stock-based compensation (1)	13,738	12,782	13,918	26,520	25,126
Payroll taxes on option exercises (2)	252	26	44	278	105
Amortization on intangibles (3)	1,195	526	—	1,721	—
Acquisition-related costs (4)	(2,459)	1,887	—	(572)	—
Deferred revenue adjustment (5)	658	316	—	974	—
Income tax adjustments (6)	(2,808)	(7,295)	(3,166)	(10,103)	(7,176)

As Adjusted	$10,286	$9,216	$9,927	$19,502	$17,824

Non-GAAP Net income per share, basic	$0.15	$0.13	$0.14	$0.28	$0.25
Non-GAAP Net income per share, diluted (7)	$0.14	$0.13	$0.13	$0.27	$0.24

Shares used in computing basic net income per share	69,007	68,728	71,143	68,868	70,870
Shares used in computing diluted net income per share (7)	73,611	71,306	74,610	72,458	74,518

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30,	March 31,	June 30,	June 30,

	2009	2009	2008	2009	2008
Non-GAAP adjustments:
Support and services revenue	$658	$316	$—	$974	$—
Cost of product	855	421	42	1,276	77
Cost of support and services	1,139	1,023	1,319	2,162	2,350
Sales and marketing	6,768	6,338	6,576	13,106	11,981
Research and development	3,747	3,303	3,576	7,050	6,519
General and administrative	3,176	2,616	2,449	5,792	4,304
Other acquisition costs	(2,959)	1,520	—	(1,439)	—
Provision (benefit) for income taxes	(2,808)	(7,295)	(3,166)	(10,103)	(7,176)

Total Non-GAAP Adjustments	$10,576	$8,242	$10,796	$18,818	$18,055

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (R) effective January 1, 2006.
(2)	Payroll tax on stock option exercises represents the incremental cost for employer payroll taxes on stock option exercises.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under SFAS 123(R).

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$50,643	$95,378
Marketable securities	218,525	172,398
Trade receivables, net	49,061	46,839
Inventory	9,176	10,637
Deferred tax assets	7,751	6,185
Prepaid expenses and other current assets	13,129	12,605

Total current assets	348,285	344,042

Fixed assets, net	22,357	21,993
Goodwill	11,711	—
Intangible assets, net	21,779	—
Deferred tax assets, non-current	32,818	27,033
Other assets	5,144	5,449

Total assets	$442,094	$398,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,342	$18,290
Accrued compensation and related benefits	14,677	13,137
Other accrued liabilities	21,443	13,342
Deferred revenue	54,024	45,194

Total current liabilities	106,486	89,963

Deferred revenue, non-current	15,865	12,967
Other long-term liabilities	2,283	1,758

Total long-term liabilities	18,148	14,725

Stockholders’ equity:
Common stock	338,750	315,882
Accumulated deficit	(21,250)	(21,934)
Accumulated other comprehensive loss	(40)	(119)

Total stockholders’ equity	317,460	293,829

Total liabilities and stockholders’ equity	$442,094	$398,517

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Six months ended June 30,
	2009	2008
Operating activities:
Net income (loss)	$684	$(231)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,647	3,574
Stock-based compensation	26,520	25,126
Deferred taxes	(6,508)	—
Excess tax benefit from employee stock plans	(1,340)	(1,427)
Changes in operating assets and liabilities:
Trade receivables	(166)	4,107
Inventory	1,907	(5,900)
Prepaid expenses and other assets	(122)	(1,004)
Accounts payable	(2,159)	(3,278)
Accruals and other liabilities	1,472	3,821
Acquisition-related contingent consideration	(2,454)	—
Deferred revenue	10,740	11,108

Net cash provided by operating activities	35,221	35,896

Investing activities:
Capital expenditures	(5,560)	(8,120)
Purchase of available for sale securities	(178,446)	(197,023)
Proceeds from maturities of available for sale securities	118,599	102,382
Proceeds from sales of available for sale securities	13,500	24,003
Acquisitions, net of cash acquired	(20,469)	—

Net cash used in investing activities	(72,376)	(78,758)

Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	12,675	6,540
Payments for repurchases of common stock	(16,806)	(12,484)
Payment of debt	(5,004)	—
Excess tax benefit from employee stock plans	1,340	1,427

Net cash used in financing activities	(7,795)	(4,517)
Effect of exchange rate changes on cash and cash equivalents	215	79

Net decrease in cash and cash equivalents	(44,735)	(47,300)
Cash and cash equivalents at beginning of period	95,378	162,979

Cash and cash equivalents at end of period	$50,643	$115,679

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

Revenue by Geography

	Q2-08	Q3-08	Q4-08	Q1-09	Q2-09
United States	$47,596	$54,289	$50,803	$48,304	$49,640
Europe, Middle East and Africa	19,270	20,476	28,077	24,338	24,934
Rest of the world	14,726	11,782	13,348	15,569	16,413

Total revenue	$81,592	$86,547	$92,228	$88,211	$90,987

As a percentage of total revenues:
United States	58%	63%	55%	55%	55%
Europe, Middle East and Africa	24%	24%	30%	28%	27%
Rest of the world	18%	13%	15%	17%	18%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

	Q2-08	Q3-08	Q4-08	Q1-09	Q2-09
Direct	$7,290	$5,649	$6,701	$7,765	$8,232
Indirect	74,302	80,898	85,527	80,446	82,755

Total revenue	$81,592	$86,547	$92,228	$88,211	$90,987

As a percentage of total revenues:
Direct	9%	7%	7%	9%	9%
Indirect	91%	93%	93%	91%	91%

Total revenue	100%	100%	100%	100%	100%